As filed with the Securities and Exchange Commission on May 19,
1998
Registration No. 333-__________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form S-8
                Registration Statement Under The
                     Securities Act of 1933


                         Boatracs, Inc.
     (Exact Name of Registrant as Specified in Its Charter)



     California                              33-0644381
(State or Other Jurisdiction                (I.R.S. Employer
Identification Number)
of Incorporation or Organization)


6440 Lusk Blvd., Suite D201, San Diego, California       92121
(Address of Principal Executive Offices)              (Zip Code)


             Boatracs, Inc. 1996 Stock Option Plan
                    (Full Title of the Plan)


            Michael Silverman, Chairman of the Board
                         Boatracs, Inc.
                  6440 Lusk Blvd., Suite D201
                  San Diego, California 92121
            (Name and Address of Agent For Service)


                          619-587-1981
  (Telephone Number, Including Area Code of Agent For Service)




                Calculation Of Registration Fee
                                     Proposed
                        Proposed     Maximum
Title of                Maximum      Aggregate     Amount of
Securities    Amount    Offering     Offering      Registration
to be         to be     Price        Price         Fee (1)
Registered    Regist-   Per          (1)
              ered      Share (1)

Common Stock, 1,000,000 $4.43        $4,430,000    $1,003.85 (3)
no par        (2)
value per
share,
issuable
upon
exercise of
Stock Options


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement, computed based on the average of the bid and asked prices of the Company's Common Stock as reported on the NASDAQ OTC Bulletin Board on May 13, 1998.

(2) This amount represents an additional 1,000,000 shares being registered for issuance under the Company's 1996 Stock Option Plan, as amended. 1,000,000 shares were registered under such plan on Form S-8 filed with the Commission on March 20, 1996 as File No. 333-01817. An amendment to the 1996 Stock Option Plan was reflected on Form S-8 filed with the Commission on June 20, 1997, SEC File No. 333-29615.

(3) The fee is reduced by the $303 filing fee paid in connection with the Form S-8 filed with the Commission on June 20, 1997, SEC File No. 333-29615. The shares registered in connection with such registration statement are being deregistered simultaneously with the filing of this registration statement on Form S-8.

                  PRIOR REGISTRATION STATEMENT

     The contents of the Registrant's registration statement on Form S-8, SEC File No. 333-29615, are incorporated herein by reference.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on May 19, 1998.

                   BOATRACS, INC.



                   By:   /S/ MICHAEL SILVERMAN
                           Michael  Silverman,  Chairman  of  the
                           Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon Gilbert or Michael Silverman, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, including any and all post-effective amendments to this registration statement, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/S/ JON GILBERT             Chief Executive      May 19, 1998
Jon Gilbert                 Officer,
                            President,
                            Director

/S/CURT McLELAND            Chief Financial      May 19, 1998
Curt McLeland               Officer


/S/MICHAEL SILVERMAN        Chairman of the      May 19, 1998
Michael Silverman           Board



/S/ANNETTE FRISKOPP         Director             May 19, 1998
Annette Friskopp


/S/ GILES BATEMAN           Director             May 19, 1998
Giles Bateman


/S/ LUIS MAIZEL             Director             May 19, 1998
Luis Maizel


/S/ MITCHELL LYNN           Director             May 19, 1998
Mitchell Lynn







                         EXHIBIT INDEX


Item

4.1  Boatracs, Inc. 1996 Stock Option Plan, as amended.
     Incorporated by reference to Exhibit 10.7 to the Company's
     Form SB-2, SEC File No. 333-51283.

5.1 Opinion of Solomon Ward Seidenwurm & Smith, LLP. Filed herewith.

23.1 Consent of Deloitte & Touche.  Filed herewith.

23.2 Consent of Solomon Ward Seidenwurm & Smith (see Exhibit
     5.1).